UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2011

ALCOA INC.

(Exact name of Registrant as specified in its charter)

Pennsylvania	1-3610	25-0317820
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

390 Park Avenue, New York, New York		10022-4608
(Address of Principal Executive Offices)		(Zip Code)

Office of Investor Relations 212-836-2674

Office of the Secretary 212-836-2732

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On April 29, 2011, the Compensation and Benefits Committee of Alcoa Inc. (“Alcoa”) approved amended terms and conditions applicable to performance-based restricted share units (“Performance RSUs”) granted in 2011 under the 2009 Alcoa Stock Incentive Plan. This change modifies the Performance RSUs that were granted to senior officers, including the named executive officers in the 2011 Proxy Statement and other officers in charge of significant staff or business groups.

As covered in the 2011 Proxy, 80% of the value of equity to senior officers is required to be made in the form of Performance RSUs. The metrics that apply to Performance RSUs granted in 2011 are Revenue Growth and Adjusted EBITDA Margin. These metrics will be measured against targets over a three-year period beginning in 2011 and were established based on the three-year business plan presented at Alcoa’s annual investor day in November 2010. Given the different profit drivers between our operating units, we have established separate business plan targets for each of our four business segments. See Exhibit 99.1. The CEO’s award will be based on a composite roll-up of all four business group targets, based on the business group’s contribution to total company revenue and EBITDA.

•	In the Alumina segment, we have targeted a move from the 30th percentile on the cost curve to the 23rd percentile by 2015, a significant improvement in our competitive cost position.

•	In the Primary Metals segment, we have targeted a move from the 51st percentile on the cost curve to the 41st percentile by 2015, a significant improvement in our competitive cost position.

•

In the Flat-Rolled Products segment, we have established an incremental revenue target of $2.5 billion by 2013, reaching a total of $9.0 billion for the segment. This represents revenue growth of 38% over the three-year period or a compound annualized growth rate of 11.4%. By 2013, we have also targeted adjusted EBITDA per tonne above our historical high of $314 per tonne.

•

In the Engineered Products & Solutions segment, we have established an incremental revenue target of $1.6 billion by 2013, reaching a total of $6.2 billion for the segment. This represents revenue growth of 35% over the three-year period or a compound annualized growth rate of 10.5%. By 2013, we have also targeted adjusted EBITDA margins above our historical high of 16.6%.

For a reconciliation of adjusted EBITDA to GAAP, see Exhibit 99.2.

Achievements of these business targets will determine the payout of the Performance RSUs. These payments will be made in 2014 based on the average of the following:

1.	1/3 of the award will be based on performance against a 2011 target

2.	1/3 of the award will be based on performance against a 2012 target

3.	1/3 of the award will be based on performance against a 2013 target

For each year there will also be established a minimum performance level. For performance below that level, the portion of the award subject to performance criteria in that year will be forfeited and will not carry over into any future performance period.

The amended 2011 Performance RSU equity metrics differ from the 2011 cash incentive compensation metrics (which remain unchanged), which are shown below.

Cash Incentive Compensation Metric	Weighting
Adjusted Income from Continuing Operations	40%
Adjusted Free Cash Flow	40%
Environment (CO2 tons reduction)	5%
Safety	5%
Diversity	10%

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following is filed as an exhibit to this report:

99.1	Slide depicting long term financial goals for Alcoa, on which targets for long term Performance RSUs are based.

99.2	Reconciliation of adjusted EBITDA to GAAP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCOA INC.

By:	/s/ Donna Dabney
Name:	Donna Dabney
Title:	Vice President, Secretary

Date: April 29, 2011

EXHIBIT INDEX

Exhibit No.

99.1	Slide depicting long term financial goals for Alcoa Inc. on which targets for long term Performance Restricted Stock Units are based.

99.2	Reconciliation of adjusted EBITDA to GAAP

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